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                                                                    EXHIBIT 24.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3 No. 33-76134) and the related Prospectus of Sizeler Property Investors, Inc. and Registration Statement Form S-8 (No. 333-16073) of our report dated February 3, 1995, with respect to the consolidated financial statements and schedules of Sizeler Property Investors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                /s/ ERNST & YOUNG LLP
                                                --------------------------------
                                                Ernst & Young LLP

Jackson, Mississippi
March 21, 1997